Exhibit 10.1

BonitaSoft 51 Federal Street, Suite 305 San Francisco, CA 94107 http://www.bonitasoft.com

BONITASOFT

SOFTWARE LICENSE AND SUPPORT AGREEMENT (“SLSA”)

Account Information Cover Sheet

Customer:	Bonitasoft:

Customer Contact Name and Address: Company: Talend Inc. Name :Scott Devens Telephone : Fax: Email: Designated Customer Contact(s) Name(s): Ciaran Dyne s — Product Manager	Bonitasoft Contact Name and Address: Name: Telephone: Fax: Email:

Customer Mailing Address: Talend Inc. 5150 El Camino Real, Suite C-31 Los Altos, CA 94022 Tel: +1 (650) 539 3200 USA	Bonitasoft Mailing Address:

Billing Contact: Name: Telephone: Fax: Email:	Effective Quote Date: Quote expires 15 days from this date: Quote #:

Confidential

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BONITASOFT

SOFTWARE LICENSE AND SUPPORT AGREEMENT (“SLSA”)

BACKGROUND

This Bonitasoft Software License and Support Agreement including the Terms and Conditions below and the accompanying Exhibits (collectively the “SLSA”) is entered into between Bonitasoft Inc., a corporation having its principal United States offices at 51 Federal Street, Suite 305, San Francisco, C A 94107 (“Bonitasoft”), and the corporation or other business entity (“Customer”) identified on the cover sheet attached hereto.

Bonitasoft is engaged in the business of developing and distributing business process management (“BPM”) software, primarily through its website www.Bonitasoft.com (the “Bonitasoft Website”). In addition to its open source software offerings under the GNU General Public License (“GPLv2”), Bonitasoft distributes two versions of Bonitasoft software under the terms of this SLSA :

•                  The Bonitasoft Open Solution, which is the same software as the GPLv2 offering, except that it comes with warranties, indemnities and support for current versions of the software.

•                  The Bonitasoft Subscription Pack, which is the same as the Bonitasoft Open Solution plus a rich set of collaboration and productivity tools for use during the development and ongoing production phases of BPM deployment.

For OEM users of the Bonitasoft Open Solution or the Bonitasoft Subscription Pack, an OEM Supplement to the SLSA is also available upon request.

Bonitasoft also offers, under separate Bonitasoft Custom Support Agreements, certain technical documentation, training, expert consulting and other custom support services for individual projects associated with Bonitasoft software.

For purposes of this SLSA, the term “Bonitasoft Software” shall mean the Bonitasoft Open Solution or the Bonitasoft Subscription Pack and any other software or documentation listed in the accompanying quotation or invoice and provided by Bonitasoft under t is SLSA.

Customer wishes to distribute Bonitasoft Software on an OEM basis to end users who will use the Bonitasoft Software to perform business process management. In addition, Customer desires Support Services forth at Bonitasoft Software; enhancements and upgrades to Bonitasoft Software as they become generally available; as well as certain warranties and indemnity protection.

This SLSA shall become effective upon execution by both parties.

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GENERAL SALES TERMS AND CONDITIONS

1.                                      Terms and Conditions for Bonitasoft Software.

This SLSA incorporates the terms and conditions of the Bonita soft Commercial Software License set forth in the attached Exhibit A (“Bonitasoft Commercial License”), which authorizes Customer to make copies of Bonitasoft Software (“Authorized Copies”, as further defined in Exhibit A) during the Term of the License to develop and deploy processes for Customer’s business. As described further below and in Exhibit A, Bonitasoft Software shall be and remain Bonitasoft’s intellectual property.

2.                                      Terms and Conditions for Support Services.

“Support Services” under this SLSA means those support services that Customer has requested and Bonitasoft has agreed to provide under the terms and conditions of the Bonitasoft Support Agreement attached as Exhibit B to this SLSA. Support Services for Authorized Copies for which License Fees have been paid shall be provided to designated Support Contacts.

3.                                      Terms and Conditions for OEM Distribution.

This SLSA incorporates the terms and conditions for Customer’s distribution of the Bonitasoft Software on an OEM basis set forth in the Bonitasoft OEM Supplement attached hereto.

4.                                      Initial License Fee and Renewal Fees.

The Initial License Fee for each Authorized Copy is as specified on the Invoice accompanying this SLSA. This Initial License Fee includes payment for software licenses, enhancements and upgrades, and warranties and indemnity as specified in Exhibit A, as well as payment for Support Services for that software as specified in Exhibit B, for the term specified on the Invoice. These prices are subject to change upon mutual agreement of the parties (“Renewal License Fees”).

5.                                      Payment Terms.

The Initial License Fee and Renewal License Fees (collectively, the “License Fees”) are stated on the initial or Bonitasoft renewal invoice or quote in U.S. dollars, must be paid in U .S. dollars, and are exclusive of out-of-pocket expenses for services. Upon expiration of the initial term, any licenses granted under this SLSA shall renew upon payment of the invoice for the Renewal License Fees. If Bonitasoft has approved Customer to be invoiced, Bonitasoft will invoice Customer for the License Fees due at the time of execution of this SLSA and upon any renewal. Customer shall make payment within sixty (60) days of the date of the invoice. Amounts due shall be considered paid when Bonitasoft is in receipt of the amount due or upon confirmation of receipt by a bank designated by Bonitasoft. Bonita soft reserves the right to suspend or cancel performance of all or part of this SLSA and/or change its credit terms if payment has not been received within sixty (60) days of the invoice date.

6.                                      Taxes.

License Fees are exclusive of any Taxes. Customer shall pay to Bonitasoft an amount equal to any Taxes arising from or relating to this SLSA that are paid by or are payable by Bonitasoft including, without limitation, sales, service, use, or value added taxes. “Taxes” means any form of taxation, levy, duty, customs fee, charge, contribution or impost of whatever nature and by whatever authority imposed (including without limitation any fine, penalty, surcharge or interest), excluding any taxes based solely on the net U.S. income of Bonitasoft. If Customer is required under any applicable law or regulation, domestic or foreign, to withhold or deduct any portion of the payments due to Bonitasoft, then the sum payable to Bonitasoft shall be increased by the amount necessary so that Bonita oft receives an amount equal to the sum it would have received had Customer made no withholdings or deductions.

7.                                      Audit.

During the term of this SLSA and for one (1) year thereafter, upon thirty (30) days advance written notice and not more frequently than once in any twelve month period, Bonitasoft may cause an

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independent third party certified public accountant (“CPA”) to enter the premises of Customer during normal business hours and perform, in a manner that will not disrupt Customer’s business operations, an audit of applicable Customer records to confirm that Customer is incompliance with its payment obligations to Bonitasoft under this SLSA. Customer may require such CPA to enter into a commercially reasonable non-disclosure agreement, prior to conducting any such audit. Customer shall reasonably cooperate in any such inquiry. Any underpayment more than 5% shall be paid within thirty (30) days. If the underpayment is over 10%, Customer agrees to pay the costs and expenses of audit. This provision shall survive the termination of this SLSA.

8.                                      Consulting Services Deliverables.

Customer may separately execute one or more Bonitasoft Custom Services Agreements for the delivery of custom software by Bonitasoft (the “Custom Deliverables”), and said Custom Deliverables shall be supported under the terms of this SLSA only if they are expressly identified for such support in the Project Description of the Custom Services Agreement that identifies those Custom Deliverables, or in a separate written agreement.

9.                                      Limited Warranty and WARRANTY DISCLAIMER.

a.              Bonitasoft warrants that during the applicable license term, the Bonitsoft Software will perform in all material respects in accordance with its documentation and any specifications contained therein, and that the documentation is reasonably accurate and complete, and meets prevailing industry standards. In the event of a breach of the foregoing warranty, Bonitasoft agrees to correct any non-compliance of the Software, provided that if Bonitasoft is unable to correct such non-compliance within 30 days, then Bonitasoft shall refund to Customer any pre-paid but unused fees paid for the defective Software.

b.              Bonitasoft represents and warrants that (i) it will provide within thirty (30) days of execution a complete list of any Open Source Software, along with the applicable licenses, that is included in any Bonitasoft Software delivered to Customer here under and (ii) none of the Bonitasoft Software provided to Customer hereunder will, when used in accordance with the licenses granted herein, subject any of Company’s software to any Prohibited Open Source License. For purposes of this Section 9.b.: (1) “Open Source Software” means individual software components for which the source code is made generally available, and that are licensed under the terms of various published open source software license agreements or copyright notices accompanying such software components and (2) “Prohibited Open Source License” means any license to Open Source Software requiring, as a condition of use, modification and/or distribution that the software or other software combined and/or distributed with it be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works or (b) redistributable at no charge.

c.               Except as provided in this Section 9 of this SLSA or in Exhibits A and B, ALL SOFTWARE PROVIDED HEREUNDER IS PROVIDED “AS IS”. Bonitasoft expressly warrants that it is the owner or licensee of Bonitasoft Software, including any and all copyrights and trade secrets, and has the right and authority to enter into this Agreement and to license Bonitasoft Software to Customer in accordance with the terms herein. THE FOREGOING WARRANTIES THIS SECTION 9 ARE EXCLUSIVE O F ALL OTHER WARRANTIES, whether written, oral, express or implied, INCLUDING BUT NOT LIMITED TO any warranty of non-infringement of third party rights and the implied warranties of merchantability or fitness fora particular purpose. BONITASOFT DOES NOT WARRANT

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that the Bonitasoft Software or Support Services will meet Customer’s requirements, or that the operation there of will be uninterrupted or error-free, or that errors will be corrected.

10.                               Limitation of Liability and Indemnification.

a.              Bonitasoft shall, at its expense, defend and or settle any third party claim, suit or action against Customer, any end users to which Customer grants a license under the OEM Supplement hereto, and its and their respective officers, employees, agents and representatives (each and “Indemnitee”) where such claim, suit or action is based upon an allegation that the use, distribution and/or possession of the Bonitasoft Software by any Indemnitee infringes or violates any patent, copyright, trade secret, or other proprietary right (each an “Intellectual Property Right”) of a third party (any such claim, suit or allegation, a “Claim”), and Bonitasoft will pay any judgment awarded by a court against an Indemnitee arising out of a Claim. The applicable Indemnitee may, at its own expense, elect to assist in the defense of the Claim through counsel of its choosing, provided that Bonitasoft shall control such defense and all negotiations relating to the settlement of any such Claim. The applicable Indemnitee shall promptly provide Bonitasoft with written notice of any Claim. In the event that the Bonitasoft Software or any portion thereof is held or is likely to be held to infringe or violate any third party Intellectual Property Right, and/or the exercise of an Indemnitiee’s right to use, possess or distribute the Bonitasoft Software is enjoined or likely to be enjoined, Bonitasoft shall, at its sole option and expense, either (i) modify the infringing Bonitasoft Software so that it is non-infringing but has substantially identical features and functions, (ii) procure for the applicable Indemnitee the right to continue to use, distribute and possess (as applicable) the infringing Bonitasoft Software, or (iii) replace said Bonitasoft Software with suitable non-infringing software that has substantially identical features and functions, provided that in the event that Bonitasoft is unable to accomplish (i), (ii) or(iii) on economically reasonable terms, Bonitasoft may terminate the licenses granted hereunder and shall promptly refund to the applicable Customer, and/or any Indemnitee, all pre-paid but unused license fees paid by Indemnitee for the Bonitasoft Software. Notwithstanding the foregoing, Bonitasoft shall have no obligation under this Section 10.a. to the extent a Claim results from (a) modifications or alterations of the Bonitasoft Software made by or for Customer or any other party that were not provided by Bonitasoft or authorized by Bonitasoft in writing; (b) use of the Bonitasoft Software outside the scope of the license granted hereunder where such use is the basis of the Claim, (c) use of a superseded or previous version of the Bonita soft Software if infringement would have been avoided by the use of a newer version which Bonitasoft made available to Customer, or (d) use of the Bonitasoft Software in combination with any other software, hardware or products not supplied by Bonitasoft and not reasonably contemplated or hereunder. In addition, Bonitasoft shall benefit, on a pro-rata basis, from any contractual cap on liability, with respect to an applicable Claim, between Customer and any third party Indemnitee.

b.              EXCEPT TO THE EXTENT SUCH DAMAGES MAY BE INCLUDED IN A COURT AWARD FOR ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY OR END USER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR CONTINGENT DAMAGES INCLUDING LOSS OF PROFITS. EXCEPT FOR A BREACH BY EITHER PARTY OF ITS OBLIGATIONS OF CONFIDENTIALITY SET FORTH HEREIN, OR WITH RESPECT TO THE INDEMNITY OBLIGATIONS OF BONITASOFT IN SECTION 10.a. ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY HEREUNDER IN ANY AMOUNT IN

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EXCESS OF THE FEES ACTUALLY PAID OR PAYABLE TO BONITASOFT BY CUSTOMER UNDER THIS SLSA. SUCH LIMITED LIABILITY FOR DAMAGES SHALL APPLY WHETHER IN AN ACTION BASED ON CONTRACT, TORT OR ANY OTHER SUCH THEORY, EVEN IF BONITA SOFT HAS BEEN ADVISED OF THE POSSIBILITY O F SUCH DAMAGES.

11.                               Trademark Rights and Notices.

Neither party shall adopt, use or register any trademark, trade name or other marketing name of the other party or any confusingly similar mark or name as it pertains to the other party’s name, the name of its affiliates or the name of any of the products it markets. Customer expressly acknowledges that “Bonitasoft” and the Bonitasoft logo are trademarks of Bonitasoft Inc.

12.                               Term and Termination of Agreement.

This Agreement shall commence upon the Effective Date, and remain inforce and effect thereafter for a period of three (3) years, unless earlier terminated in accordance with this Section 12. Thereafter, this Agreement shall automatically renew for additional one year periods, unless either party provides the other party notice of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then-current term.

Bonitasoft may terminate this SLSA and the licenses granted hereunder upon written notice for any material breach of this SLSA that Customer fails to cure within thirty (30) days following written notice specifying such breach. Customer may terminate this SLSA and the licenses granted hereunder (i) upon fifteen (15) days written notice for any reason or no reason or (ii) upon written notice for any material breach of this SLSA that Bonitasoft fails to cure within thirty (30) days following the written notice specifying such breach. In the event of termination of this SLSA for any cause, all rights granted hereunder automatically revert to the granting party except as specified here in or in Exhibit A (“Bonitasoft Commercial License”), or in a separate Bonitasoft OEM Supplement or other written agreement between the parties.

13.                               Confidentiality.

A Party (the “Discloser”) may disclose to the other Party (the “Recipient”) certain valuable confidential and proprietary information relating to the Discloser’s business including, without limitation, technical data, trade secrets or unpublished know-how, research and product plans, products and product designs, inventions, patent applications, copyrighted and unpublished works, financial or other business information, marketing plans, customer lists, competitive analysis, and tactical and strategic business objectives (collectively, “Confidential Information”). Discloser’s Confidential Information shall be identified by a prominent mark or accompanying notice that it is “confidential” or “proprietary”. Recipient agrees and promises not to disclose said Confidential Information to any third party who has not also executed a similar confidentiality agreement with Discloser, unless Discloser intentionally discloses said Confidential Information to the public or authorizes Recipient to do so in writing as specified in this SLSA. Recipient further agrees to take commercially reasonable precautions to prevent any unauthorized disclosure of Discloser’s Confidential Information. Discloser’s Confidential Information shall no longer be confidential if (a) it is already known to Recipient, as evidenced by a writing dated prior to the date of disclosure; or(b) it is or becomes generally known to the public at large through no wrongful act or other involvement of the Recipient; or (c) it is received from an unaffiliated third party without either an obligation of nondisclosure or breach of an obligation of confidentiality or nondisclosure; or(d) it is independently developed by the Recipient or by third parties without any access whatsoever to the Discloser’s Confidential Information; (e) to the extent it is required to be disclosed by a court of competent jurisdiction or applicable law, following notice and an opportunity for Discloser to defend, limit or protect such disclosure. The parties further agree that the terms and conditions of any agreements between them,

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including this SLSA, are Confidential Information. This provision shall survive the termination of this SLSA.

14.                               U.S. Government Customers and End Users.

Any Bonitasoft Software or related materials are “commercial items” as that term is defined in 48 C.F.R. 2.101 (October 1995) consisting of “commercial computer software” and “commercial computer software documentation” as such terms are used in 48 C.F.R. 12.212 (September 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1, 227.7202-3 and 227.7202-4 (June 1995), if the Customer hereunder is the U.S. Government or any agency or department thereof, any Bonitasoft Software and related materials are licensed (i) only as a commercial item, and (ii) with only those rights as are granted to all other end users and customers pursuant to the terms and conditions of this SLSA.

15.                               No Agency.

The parties are independent contractors. Neither party is an employee, agent, joint venturer or legal representative of the other party for any purpose under this Agreement. Neither party shall have the authority to enter into any legal or equitable obligation for the other party. Under no circumstances may either party hold itself out to have agency authority for the other party. The parties agree not to make false or misleading statements, claims or representations about the other party, its products or the relationship between the parties.

16.                               Notices.

All notices, including notice of address change, required or permitted under this SLSA shall be in writing and shall be deemed received: (i) when received if hand delivered; (ii) seven(7) days after being sent by certified, first class U.S. mail; (iii) two (2) business days after being sent by express mail; or (iv) when received if sent by confirmed telecopy. In each case, such notice shall be provided to the address set forth in the SLSA Account Information Cover Sheet or such other address as the parties may later designate through the procedures set forth in this section.

17.                               Force Majeure.

If by reason of force majeure including, without limitation, earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder and all acts of God, a party is unable to perform in whole or in part its obligations as set forth in this SLSA, except for payment obligations, such party shall not be liable to the other for its failure to perform said obligations.

18.                               Severability.

If the application of any provision or provisions of this SLSA or its Exhibits to any particular set of facts or circumstances is held to be invalid or unenforceable by a court of competent jurisdiction, the validity of said provision or provisions to any other particular se t of facts or circumstances shall not, in any way, be affected. Such provision or provisions shall be reformed without further action by the parties to the extent necessary to make such provision or provisions enforceable when applied to that set of facts or circumstances.

19.                               Amendment and Waiver.

This SLSA may not be modified or amended except in a writing signed by a duly authorized representative of each party. Neither party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by an authorized officer of such party. Such a waiver shall be limited specifically to the extent set forth in said writing. Waiver as to one event shall not be construed as waiver of any right or remedy as it relates to any subsequent event.

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20.                               Assignment.

Neither party may assign this SLSA or any right or obligation hereunder, without the other party’s prior written consent. However, either party may assign this SLSA in its entirety to a successor in interest in the event of a merger or consolidation or the purchase of all or substantially all of its assets. Any assignment in violation of this Section 20 shall be void, ab initio, and of no effect. This SLSA will be binding upon and inure to the benefit of the permitted successors and assigns of each party.

21.                               Insurance.

During the term of this Agreement, Bonitasoft shall maintain, at Bonitasoft’s sole cost and expense, commercial general liability insurance, including contractual liability, in the amount of $ 1,000,000 per occurrence and $ 2 ,000,000 aggregate; auto liability for $ 1,000,000 combined single limit, workers compensation and employer’s liability with limits of $ 500,000; and professional liability insurance, including errors and omissions, in the amount of $ 1,000,000 per occurrence and $ 2 ,000,000 in aggregate. Bonitasoft shall provide proof of such insurance upon request and shall give thirty (30) days written notice to Customer in the event of any termination or cancellation of such insurance. Such insurance shall not derogate Bonitasoft’s indemnity obligations to Customer set forth in this Agreement. Further, approval or acceptance of such by Customer will not in any way represent that such insurance is sufficient or adequate to protect Bonitasoft’s interests or liabilities and such insurance coverage shall be considered the minimum acceptable coverage.

22.                               General.

This SLSA, including its exhibits and the accompanying Bonitasoft invoice or quote, constitutes the exclusive terms and conditions with respect to the subject matter hereof, notwithstanding any different or additional terms that may be contained in the form of purchase order or other document used by Customer to place orders or otherwise effect transactions hereunder, provided, however that this Agreement shall not effect, nor be effected by, the agreement between the parties titled “Contract d’Integration OEM” and date 23rd, December, 2009. The parties both state that it is their intention to resolve disputes between them concerning this SLSA directly in good faith negotiations. Notwithstanding the foregoing, nothing in this section shall prevent either party from applying for and obtaining from a court a temporary restraining order and/or other injunctive relief. In any event, the parties agree that this SLSA shall be governed by the laws of the State of California, excluding that body of laws known as choice of law or conflict of laws, as construed by the courts in that jurisdiction. In any action to enforce this SLSA, the prevailing party shall be entitled to recover costs and reasonable attorney’s fees, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, each of the parties hereto has executed this SLSA by its duly authorized representatives.

Customer Talend	Bonitasoft

/s/ Nicholas C. White	/s/ Miguel Valdes Faura
Signature	Signature

Nicholas C White	Miguel Valdes Faura
Printed Name	Printed Name

CFO	CEO
Title	Title

Oct 10, 2011	Oct 10, 2011
Date	Date

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Exhibit A

Bonitasoft Commercial License

This Bonitasoft Commercial License (the “License”) is entered into between Bonitasoft, a corporation having its principal United States offices at 51 Federal Street, Suite 305, San Francisco, CA 94107 (“Bonitasoft”), and the corporation or other business entity (“Customer”) identified in the Bonitasoft Software License and Service Agreement (“SLSA”) attached hereto, and is hereby incorporated therein by reference.

This Bonitasoft Commercial License applies to the Bonitasoft Software identified on the quote or invoice that accompanies this SLSA. The parties agree as follows:

TERMS AND CONDITIONS

1.                                      Grant of Commercial License.

Subject to the terms and conditions of this License, Bonitasoft hereby grants Customer a non-exclusive, non-transferable, non-assignable, non-sublicenseable, royalty-free, fully paid up, worldwide, right and license to use, reproduce and prepare derivative works from ‘the object and source code of the Bonitasoft Software ‘provided to Customer under the SLSA, for the Initial Term specified therein and for Renewal Terms (hereafter, the “Term” of this license), for the purpose of internal testing of such Bonitasoft Software in connection with the development of, and integration of such Bonitasoft Software into, the Customer Solution(a s defined in the OEM Supplement attached hereto).

2.              Restrictions on Distribution and Copying.

Except as set forth in the OEM Supplement attached hereto, the Bonitasoft Software may not be distributed to any other person or entity, and any such distribution shall be deemed a copyright infringement as well as a material breach of the SLSA. During the Term of this License, Customer is authorized to create as many copies of Bonitasoft Software as are strictly necessary for the purpose of performing or developing BPM processes on the number of CPU cores that are specified on Bonitasoft’s accompanying or renewal quote or invoice (“Authorized Copies”), upon payment of the price specified thereon. Customer is also authorized to create for its internal u se as many backup copies of Authorized Copies as it desires, as long as those backup copies are not used to perform or develop BPM processes.

3.              Authorized Concurrent Use.

Customer understands and agrees that the Commercial License of Section 1 is for the use of the Bonitasoft Software during the Term of this License on a number of CPU cores specified on the accompanying Bonitasoft quote or invoice. This limited use is controlled by a software module included in Bonitasoft Software and an Activation Key that is unique to the Customer and that is supplied to Customer by Bonitasoft upon receipt of Customer’s payment. It shall be a material breach of this SLSA for Customer to modify or disable the access protection mechanisms included in Bonitasoft Software or to modify an Activation Key supplied by Bonitasoft, provided that Bonitasoft expressly agrees that Customer may disable the Activation Key in copies of the Bonitasoft Software that are distributed as part of the Customer Solution under the OEM Supplement attached hereto. Procedures for activating Bonitasoft Software shall be as described on the Bonitasoft website, www.Bonitasoft.com.

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4.              Delivery.

Customer shall obtain the Bonita soft Software by downloading the Bonitasoft Software from the Bonitasoft we b site, following procedures documented at www.Bonitasoft.com. All Bonita soft Software shall be deemed accepted by Customer upon download, copying, or receipt from Bonita soft.

5.              Proprietary Rights.

Customer acknowledges that Bonitasoft controls all right, title and interest in Bonitasoft Software and all intellectual property rights relating thereto. Bonitasoft Software is the valuable intellectual property of Bonitasoft and constitutes proprietary information of Bonitasoft. Bonitasoft does not grant to Customer any other right or license, either express or implied, in the Bonitasoft Software except as specified in the SLSA, this Commercial Software License and the OEM Supplement attached hereto, and Customer’s use and distribution of the Bonitasoft Software shall be subject to the restrictions set forth in this License and/or the OEM Supplement, as applicable. Bonitasoft hereby asserts and agrees that any BPM processes developed by Customer and/or any third party end users using Bonitasoft Software shall be and remain the valuable intellectual property of the Customer and/or any third party end users, as applicable.

6.              Enhancements and Upgrades.

During the Term of this License, Bonitasoft shall provide to Customer, free of additional charge , any and all enhancements and upgrades of the Bonitasoft Software that it makes generally available. Customer is responsible for installing and testing enhancements and upgrades; installation and testing services are available from Bonitasoft for an additional charge under a separate Bonitasoft Custom Services Agreement.

7.              Intentionally Omitted

8.              Access to Source Code.

During the Term of this License and upon Customer’s request, Bonitasoft shall provide Customer a copy of the then-current, complete source code for the Bonitasoft Software, along with such documentation and programmer’s notes so as to enable a reasonably skilled programmer to maintain and compile the Bonitasoft Software, subject to the provisions of Section 13 of this Agreement.

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Exhibit B

Bonitasoft Support Agreement

This Bonitasoft Support Agreement (the “BSA”) is entered into between Bonitasoft, a corporation having its principal United States offices at 51 Federal Street, Suite 305, San Francisco, CA 94107 (“Bonitasoft”), and the corporation or other business entity (“Customer”) identified in the Bonitasoft Software License and Service Agreement (“SLSA”) attached hereto, and is hereby incorporated therein by reference.

This Bonitasoft Support Agreement applies to the Bonitasoft Software identified on the quote or invoice that accompanies this SLSA. The parties agree as follows:

TERMS AND CONDITIONS

1.                                      Definitions:

Major Release.

Major Releases (X.y.z) are vehicles for delivering major and minor feature development and enhancements to existing features in Bonitasoft Software. They incorporate all applicable defect corrections made in prior Major Releases, Minor Releases, Service Packs, hot fixes, and patches. Bonitasoft typically has one Major Release per year.

Minor Release.

Minor Releases (x.Y.z) are vehicles for delivering minor feature developments, enhancements to existing features, and defect corrections in Bonitasoft Software. They incorporate all applicable defect corrections made in prior Minor Releases, Service Packs, hot fixes, and patches. Bonitasoft typically has two such Minor Releases per year.

Service Pack.

Service Packs (x.y.Z) are vehicles for delivering enhancements to existing features and defect corrections. They incorporate all applicable defect corrections made in prior Service Packs, hot fixes, and patches for Bonitasoft Software. While there is no predefined schedule for Service Packs, these are released regularly based on customer feedback and outstanding defects.

2.                                      Engagement of Support Services.

Upon payment by Customer of the License Fees as specified in the SLSA, Bonitasoft will provide support services (hereafter “Support Services”) to Customer for Authorized Copies of Bonitasoft Software, at the “Gold” level. The Bonitasoft service level commitments are as summarized in Section 11 of this Exhibit B.

3.                                      Exclusions from Support Services.

Except as set forth in the OEM Supplement, Bonitasoft shall have no obligation to support versions of Bonitasoft Software other than the current and two previous Minor Releases made available by Bonitasoft; altered or modified Bonitasoft Software; software not installed on supported systems in accordance with Bonitasoft documentation; problems caused by inconsistent with Bonitasoft’s

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documentation. Support Services do not include information and assistance on technical issues related to the debugging, installation, administration, and use of Customer’s computer systems and enabling technologies including, but not limited to , databases, computer networks, communications, hardware, hard disks, networks, and printers.

4.                                      Confidentiality.

Bonitasoft will not copy or distribute Customer data while providing Support Services except under the terms of a separate Nondisclosure Agreement entered between the parties or as requested by Customer.

5.                                      Costs and Expenses.

Except as expressly provided in the SLSA, each party shall be responsible for all costs and expenses incurred by that party in performing its obligations or exercising its rights under this Bonitasoft Support Agreement.

6.                                      Limited Warranty and Liability for Support Services.

Bonitasoft warrants that its Support Services will be performed with the same degree of skill and professionalism as is demonstrated by like professionals performing services of a similar nature , and in accordance with generally accepted industry standards, practices, and principles applicable to such Support Services. Other than as stated in this section of the BSA, warranties and limitations of liability for Support Services shall be as stated in the SLSA.

7.                                      Customer Responsibilities.

Customer shall provide commercially reasonable cooperation and full information to Bonitasoft with respect to Bonitasoft’s furnishing of Support Services under this Agreement.

8.                                      Support Contacts.

Customer shall designate one or two Support Contacts who are authorized to submit Problems via the mechanism described in the support through the www.Bonitasoft.com website.

9.                                      Problem Severity.

Upon receipt of a properly submitted Problem, Bonitasoft shall prioritize it in accordance with the guidelines below. Problem Severity shall be defined jointly with Customer and supported by business cases where necessary. Problem Severity may be re-evaluated upon submission of a workaround.

Blocking Problem — Blocking Problems are major production problems with in the Bonitasoft Software that severely impact the Customer’s production environment, or that result in a loss of production data or interruption of service, or that cause significant impact to portions of the Customer’s business operations and productivity, and no work-around exists. Bonitasoft will use continuous efforts during its normal hours of operation to provide are solution for any Blocking Problem as soon as is commercially reasonable. The Bonitasoft Problem Monitoring tool shall show such issues with a “Block” status.

Non-Blocking Problem — A Non-Blocking Problem is any other problem with in the Bonitasoft Software where the Customer’s system is functioning. This includes situations where the Customer’s system is operating but in a reduced capacity, or for which Bonitasoft has provided a reasonably effective work-around. Problems existing in a non-production environment that would otherwise qualify as a Blocking Problem if they were in a production system qualify as Non-Blocking. Bonitasoft will use reasonable efforts during its normal hours of operation to provide are solution for any Non-Blocking problem as soon as is commercially reasonable. The Bonitasoft Problem Monitoring tool shall show such issues with a “Non-Blocking” status.

Enhancement Request (ER) — An ER is a recommendation for future product enhancement or modification to add official support and documentation for unsupported or undocumented feature, or features that do not currently exist in the Bonitasoft Software. Bonitasoft will take ERs into consideration in the product management process, but has no obligation to deliver enhancements based on any ER. The Bonitasoft Problem Monitoring tool shall show such issues with a “Feature” status.

10.                               Service Level Agreement.

Bonitasoft is committed to offering the best possible support to its customers based on their needs. Best level of support will be addressed through response time guidelines as indicated in the Bonitasoft Service Level Commitments chart on the next page. Bonitasoft addresses problem resolutions through a number of mechanisms, including defining workarounds, developing hot fixes or patch releases, or through an upcoming general release based on issue severity and priority. If a defect is identified in a Bonitasoft commercial software product, it will be logged by a Bonitasoft Support team that will then coordinate with the Bonitasoft Development team to address it. Scheduling of the defect resolution will be based on severity and priority. At Bonitasoft’s discretion, a hot fix or patch release approach may be followed in cases that are high severity or impact multiple customers if a workaround is not otherwise available.

If at any time you feel that you are not receiving a level of service that meets your expectations, you may ask to have your case escalated or ask to be contacted by Bonitasoft Customer Support Management. Any customer requested escalation receives direct management attention and consideration. Bonitasoft Customer Support is committed to ensuring that you receive the quality support necessary to be successful.

11.                               Bonitasoft Service Level Commitments

Bonitasoft shall exercise all commercially reasonable efforts to meet the following service objectives.

Gold
Problems per year	unlimited
Web support	Yes
Telephone support (9am-5pm PST business hours)	—
Access to support 24 hours per day, 7 days per week (via web)	Yes
Notification of updates and correction of Problems	Yes
Guaranteed notification response time	4 hours (during PST business hours)
Guaranteed diagnostic response time for a Blocking Problem	8 days from notification

Time to prepare a correction plan for a Blocking Problem	2 days from diagnosis
Time to prepare a workaround for a Blocking Problem	8 days from preparation of correction plan
Time to provide a definitive correction for a Blocking Problem	Next version of software
Guaranteed diagnostic response time for a Non Blocking Problem	1 month from notification
Access to community support forums and the Problem Monitoring tool	Yes
Participation in Bonitasoft product roadmap discussions via the Annual Customer Advisor Board	—
Access to Bonitasoft Executive Team and Quarterly Software Status Calls	—
High-Priority Escalation Procedures	—
Discount for Bonitasoft Custom Services	—

Bonitasoft OEM Supplement

This Bonitasoft OEM Supplement (the “OEM Supplement”) is entered into between Bonitasoft, Inc. a corporation having its principal United States offices at 51 Federal Street, Suite 305, San Francisco, CA 94107 (“Bonitasoft”), and the corporation or other business entity (“Customer”) identified in the Bonitasoft Software License and Support Agreement (“SLSA”) attached hereto, and is hereby incorporated therein by this reference. The parties agree as follows:

TERMS AND CONDITIONS

1.             General Background. Bonitasoft has licensed to Customer certain software (“Bonitasoft Software”) under the terms and conditions of the Bonitasoft Subscription Pack and Support Agreement (“SLSA”), by which Customer is authorized to use that Bonita soft Software for internal purposes only. In addition, Customer desires to distribute the Bonitasoft Software with certain Customer products and/or services (collectively, “Customer Products”) for delivery to third parties as particularly described in Attachment 1 hereto (such combination hereinafter called “Customer Solution”). By this Bonitasoft OEM Supplement, Bonitasoft authorizes Customer to reproduce the object code of the Bonita soft Software and to incorporate the Bonitasoft Software into the Customer Solution for distribution to or use by third parties, subject to these terms and conditions. The parties agree to work together in good faith to develop one or more statements of work detailing the respective obligations of the parties regarding the integration of the Bonitasoft Software into the Customer Solution.

2.             Priority of Terms and Conditions. All terms and conditions of the Bonita soft Subscription Pack and Services Agreement (“SLSA”) shall remain in effect except to the extent this OEM Supplement provides additional and/or different terms and condition. In the event of any conflict between the SLSA and this OEM Supplement, the terms and conditions of this OEM Supplement shall prevail.

3.             Grant of License. Bonitasoft hereby grants Customer a nonexclusive, non-transferable (except as provided in Section 20 of the General Terms and Conditions), worldwide license to (i) reproduce modified or unmodified copies of the object code of the Bonitasoft Software and the associated documentation, (ii) incorporate copies of the Bonitasoft Software into the Customer Solution and the documentation into the documentation for the Customer Solution, provided that each copy of any Customer Solution incorporating the Bonitasoft Software shall incorporate the Bonitasoft Software into the Customer Solution in such a way that the Bonitasoft Software shall not be available to a user on a stand-alone basis independent of the Customer Solution, (iii) prepare derivative works from, reproduce and use any Bonitasoft training materials related to the Bonitasoft Software, and to sublicense such rights to Customer’s distribution partners and (iv) distribute the Bonitasoft Software and the associated documentation, through multiple tiers of distribution, solely as part of the Customer Solution. Bonitasoft agrees to make available the documentation in any languages in which Bonitasoft has generally released the same, and Customer may translate the documentation into any language not available from Bonitasoft, provided that Customer shall assign the copyrights in said translated documentation to Bonitasoft. Bonitasoft shall provide to Customer master copies of the Bonitasoft Software, documentation (in an editable format to be mutually agreed upon) and training materials (in an editable format to be mutually agreed upon) with in five (5) days of the Effective Date of this Agreement. In the event that Customer identifies an opportunity to sell the Bonitasoft Software solely on a stand-alone basis, Customer agrees to refer such opportunity to Bonitasoft pursuant to the Mutual Referral Agreement between the parties attached as Attachment 3 hereto.

4.             Ownership of Modifications. Any modifications, adaptations or derivative works of the Bonita soft Software or the Customer Products shall be owned as set forth in this section:

a.              Modifications to Bonitasoft Software. All modifications, adaptations and derivative works of the Bonitasoft Software licensed under this OEM Agreement (“Software Modifications”), made by either Party or the two Parties jointly, including all intellectual property rights therein, shall be owned by Bonitasoft. Customer hereby assigns and transfers all right, title and interest it may have in said Software Modifications, including all intellectual property rights therein, to Bonita soft. Customer shall retain only a license to said Software Modifications as described in Section 3 of this OEM Supplement.

b.              Modifications to Customer Products. All modifications, adaptations and derivative works of the Customer Products (“Product Modifications”), made by either Party or the two Parties jointly, including all intellectual property rights therein, shall be owned by Customer. Bonitasoft hereby assigns and transfers all right, title and interest it may have in said in said Product Modifications, including all intellectual property rights therein, to Customer.

5.             Support for Problems. The support obligations of Bonitasoft under Exhibit B of the Bonitasoft SLSA, the Bonitasoft Support Agreement, shall apply only to copies of the Bonita soft Software used by Customer for internal purposes. In addition, Bonitasoft agrees to provide Level 2 and Level 3 Support for the Bonita soft Software to end user customers of the Customer Solution, in accordance with Customer’s Platinum level Support Services Policy set forth at http://www.talend.com/legal/us_support_policy.php, provided that Customer, and not Customer’s end users will contact Bonitasoft in connection with requests for Level 2 and Level 3 Support services.  Customer shall be responsible for providing Level 1 support to such end users. For purposes of this OEM Supplement, the following definitions apply:

a.              “Level 1 Support” means the provision of a “Help Desk” and/or hotline for error logging and telephone assistance with software problem identification. Level 1 includes initial confirmation by Customer that an end users support query is specifically related to a bug with the Bonitasoft offering.

b.              “Level 2 Support” means the provision of a hotline, telephone assistance with troubleshooting, problem isolation and reproduction and assistance with a software program workaround or configuration correction.

c.               “Level 3 Support” means the provision of advanced system level support for analyzing and correcting defects and other problems with the Bonitasoft Software that are unable to be resolved by properly qualified personnel providing Level 2 Support, and the provision of updates.

Bonitasoft will provide a clear escalation path that Customer may use in the case of blocking problems experienced by Customer’s end users. Said escalation path shall include three hierarchical levels of contact allowing Customer’s employees to call into their respective counterparts at Bonitasoft:

•                  Tech Support Manager

•                  Support Director

•                  V P Services

6.             New Releases. For major and minor releases, as well as for service pack and patch releases, Bonitasoft will notify Customer at least seven (7) days in advance of these releases being generally available, and will make these releases available to Customer in the appropriate binary form (object, or executable) with in seven(7) days of the applicable general availability release date. Joint road map reviews will be conducted on a quarterly basis.

7.             Demonstration, Marketing, Training, Support and Evaluation Licenses.

a.              Bonitasoft agrees to provide to Customer, within 14 days of the Effective Date and at no cost to Customer, twenty (20) copies of the Bonitasoft Software for use by Customer in the demonstration and marketing of the Customer Solution. Bonitasoft hereby grants to Customer, during the term of this OEM Supplement, a non-exclusive, royalty-free, fully paid up, worldwide right and license to use such copies of the Bonitasoft Software for demonstration, marketing, training and support purposes.

b.              Bonitasoft agrees that Customer may license the Customer Solution to prospective end users on an evaluation basis, at no cost to the end user or to Customer, for up to thirty (30) days at a time for non-production or limited production use, under commercially reasonable terms and conditions. Customer will maintain written records regarding such evaluation licenses and be responsible for the management of such evaluation licenses.

8.             Export Control. Customer shall comply with all relevant laws regarding export of the Bonitasoft Software and of the Customer Solution. Customer shall indemnify and hold Bonitasoft harmless from any claim that Customer or its third party resellers have breached this section. Bonitasoft agrees to provide to Customer the ECCN number of the Bonitasoft Software.

9.             Fees, Records and Reports. In consideration for the rights granted under this OEM Supplement, Customer agrees to pay Bonitasoft the Fees as specified in Attachment 2, Payment Terms and Conditions, with in forty five (45) days of the end of each calendar quarter during the Term of this agreement. Payment of Fees shall be accompanied by a report that (i) sets forth the total number of new copies of the Bonitasoft Software delivered to third parties, excluding those delivered for evaluation purposes, as part of the Customer Solution during the calendar quarter just ended, (ii) sets forth the total number of copies of the Bonitasoft Software previously delivered to third parties as to which the applicable license was renewed in the calendar quarter just ended, and (iii) calculates the total amount owing to Bonitasoft based on the information in (i) and (ii). Amounts due shall be considered paid when Bonitasoft is in receipt of the amount due or upon confirmation of receipt by a bank designated by Bonitasoft. Customer will provide a quarterly bookings forecast to Bonitasoft on or before the 15th day of the 3rd month of Talend’s fiscal quarter. Customer further agrees to maintain accurate records on copies made pursuant to this OEM Agreement. Customer may set any price whatsoever to its own customers for the Customer Solution. In addition, in the event a particular opportunity requires a different licensing or pricing model, the parties agree to cooperate in good faith to address any such opportunity.

10.      Branding. Bonitasoft agrees that Talend may market the Customer Solution, including the Bonitasoft Software included therewith, under the Talend brand, and the parties shall cooperate with each other to re-brand the Bonitasoft Software under the Talend brand for distribution as part of the Customer Solution. The parties anticipate that such re-branding will occur as follows: to rebrand splash screens and documentation as more fully described, and in accordance with the schedule set forth, in Attachment 2 to this OEM Agreement

11.      Trademark Rights and Notices. Neither Party shall adopt, use or register any trademark, trade name or other marketing name of the other Party or any confusingly similar mark or name as it pertains to the other Party’s name, the name of its affiliates or the name of any of the products it markets.

12.      Term of This Agreement. This OEM Supplement and the licenses granted hereunder shall remain in effect for as long as the Bonita soft SLSA is inforce between the Parties (the “Term”), provided that any end user licenses to the Bonitasoft Software that are in existence as of the date or expiration or termination of the Bonitasoft SLSA shall remain in effect until such time as they expire or are terminated in accordance with their terms.

13.      Training and Sales Support.

a.              Attachment 2 of this OEM agreement describes the plan and schedule to which Bonitasoft will provide Customer with adequate technical, sales and marketing training, to enable Customer to market, demonstrate and support the Bonitasoft Software as part of the Customer Solution, as contemplated in this Agreement.

b.              During the first ninety (90) days following the completion of the integration of the Bonita soft Software into the Customer Solution, Bonitasoft will provide remote direct sales support to Customer, upon Customer’s request, including without limitation, meeting with prospective end users, presentations and demos.

c.               During the term of this Agreement, Bonitasoft will make available to Customer reasonable quantities of marketing materials made generally available by Bonitasoft. Bonitasoft agrees that Customer may prepare derivative works from such materials, and re-brand them in connection with their use in the marketing of the Customer Solution.

14.      Business Plan and Quarterly Reviews. The parties agree to cooperate to develop an annual business plan regarding the goals for distribution of the Bonitasoft Software under this Agreement, and will meet either in person, by telephone or by video conference at least once per calendar quarter to review progress toward the goals established in the annual business plan.

15.      Reasonable Commercial Efforts. Customer shall use commercially reasonable efforts to market and distribute the Customer Solution during the term of this OEM Supplement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Bonitasoft OEM Supplement by its duly authorized representatives.

Customer Talend	Bonitasoft

/s/ Nicholas C. White	/s/ Miguel Valdes Faura
Signature	Signature

Nicholas C White	Miguel Valdes Faura
Printed Name	Printed Name

CFO	CEO
Title	Title

Oct 10, 2011	Oct 10, 2011

Bonitasoft OEM Agreement

Attachment 1

Description of Customer Products and the Customer Solution

The Bonitasoft Open Solution suite (Teamwork/Efficiency/Performance Editions) will become a private label BPM offerings called Talend BPM to be positioned as part of Talend’s Unified Platform offering. Talend will be authorized to sell the solution to all customers, including end users, distributors, resellers and SI’s, providing it is sold with a component of the Talend Unified Platform.

Bonitasoft OEM Agreement

Attachment 2

Payment Terms and Conditions

Talend Bonitasoft Royalty Pricing

Product (including support)	1 Year Subscription	3 Year Subscription
	Gold Support	Gold Support
Teamwork Subscription Pack - list Price - 4 Cores	€9,500.00	€28,500.00
Efficiency Subscription Pack - list Price - 4 Cores	€15,000.00	€45,000.00
Performance Subscription Pack - List Price - 4 Cores	€20,000.00	€60,000.00

Discount off of List - Subscription Pack for Talend Unified Platform pack of 4 Cores	30%	40%

Discount off of List - Subscription Pack for Talend Unified Platform pack of > 4 Cores	40%	50%

Software referral fee

Talend to Bonitasoft (for ESB referral)	10% on software net revenue	10% on software net revenue
Bonitasoft to Talend (for BPM referral)	10% on software net revenue	10% on software net revenue

Services

Discount on service for Talend customers	25%

Discount on onsite training for Talend employees	30%

One time pre-paid

90 days sales support & Sales training (webinar)	€30,000.0

Technical Training Pricing and Deliverables

•                  Technical training (pre-sales, professional services, support, R&D) will be performed onsite Talend offices, and Talend will receive a 30% discount for onsite training fees, and will at cost for the trainers. It is expected that the courses will be conducted in early Q1’12. Specific scheduling of the training will be developed and agreed between both parties upon execution of this agreement.

•                  Basic technical training will effectively cover the content within Bonitasoft’s Business Process Application Development course.

•                  Advanced technical training will cover the content within Bonitasoft’s Advanced Integration Administration Training courses.

•                  Developer technical training will be a course designed to teach the software developers Talend what they need to know regarding the product architecture, module structure, integration points, APIs, customization mechanisms, underlying databases/data structures, metadata, etc.

•                  The following table estimates the overall attendee profile and attendance plan for the 3 technical training courses: at

	Basic	Advanced	Developer
Pre-sales	6-8 attendees	2-3 attendees	—
Professional services	6-8 attendees	6-8 attendees	—
Technical Support	—	2-3 attendees	—
R&D	—	3-4 attendees	3-4 attendees

Sales Support

On an as needed basis, and for an initial period of 90 days (commencing on January 2, 2012), Bonitasoft will provide to Talend’s prospective customers the required marketing, sales, technical pre-sales activities, and other assistance appropriate in promoting the Products and related maintenance and support. This will include meetings, presentations, demos, and Proof-of-concept work. Talend agrees to pay a one-time partner set up fee of €30,000.00 to fund such activities.

Professional Services

Talend will provide professional services for the Bonitasoft solution sold by Talend and/or by Talend partners. Bonitasoft will provide for a training and certification program to ensure that Talend staff are enabled and certified to successfully deliver these architecture, implementation, and customization services to end-users.

Talend will receive a 30% discount for onsite training fees, and will pay T&E at cost.

Attachment 3

TALEND, INC.

MUTUAL REFERRAL AGREEMENT

This TALEND, INC. MUTUAL REFERRAL AGREEMENT (“Agreement”) is entered into on this    day of           . 201   (the “Effective Date”), by and between Talend, Inc., a Delaware corporation, doing business at 5150 El Camino Real, Suite C-31, Los Altos CA 94022 (“Talend”) and             , a               corporation, doing business at                             (“Company”).

1. Purpose

The purpose of this Agreement is to set forth the terms and conditions of the business relationship between Talend and Company regarding the mutual referral of potential customers from one party (the “Referring Party”) to the other party (the “Receiving Party”).

2. Qualified Referrals

Definition of Qualified Referral. In order for the Referring Party to be eligible to receive a referral fee, the potential customer must be a Qualified Referral. A “Qualified Referral” is a business entity

(i) which is not already a customer of the Receiving Party, (ii) which has not been contacted by the Receiving Party’s sales or business development personnel within the past twelve (12) months, or (iii) that while not fulfilling (i) and (ii) above, the Receiving Party nonetheless agrees is a qualified referral and (iv) as to which the Referring Party provides the Receiving Party an introduction to a director or executive level employee who has the authority, or whose immediate superior has the authority, to purchase the products or recurring services of the Receiving Party (as applicable, “Products” or “Services”).

Acceptance of Qualified Referral. In order for a Qualified Referral to be accepted by the Receiving Party, the Referring Party must follow the procedure set forth below:

(a) The Referring Party must submit to the Receiving Party a completed Opportunity Registration Application substantially in the form of Attachment 1 hereto;

(b) The Receiving Party shall have the sole right to accept or reject a referral from the Referring Party by submitting written notification of such acceptance or rejection to the Referring Party within ten (10) business days of receipt of the Opportunity Registration Application. At no time prior to or after acceptance of a referral shall the Receiving Party have any obligation to negotiate or bring to closure an agreement or sale with any business entity referred by the Referring Party;

(c) I The Receiving Party may also, in its sole reasonable discretion, determine that more than one party, including a Receiving Party sales representative, is involved in a lead referral and may apportion referral fees accordingly, provided that notification to the Referring Party of such apportionment is submitted at the time of acceptance of the applicable Opportunity Registration Application;

(d) The Referring Party will provide a central contact point to the Receiving Party; and

(e) The Opportunity Registration Application must be (i) approved by an authorized representative of the Receiving Party; and (ii) submitted by the Referring Party in advance of the receipt by the Receiving Party of a purchase order (“Order”) for Product and/or Services.

3. Referral Fees and Payment

Referral Fees. The Receiving Party shall pay the Referring Party a referral fee (“Referral Fee”) equal up to (i) ten percent (10%) of the Net Revenue paid to the Receiving Party by a Qualified Referral for any Order for Products or Services on the first Order. The Receiving Party will have no obligation to pay any Referral Fee after three (3) years from the effective date of the first Order from an applicable Qualified

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Referral. “Net Revenue” equals gross revenue, exclusive of any commissions, fees, taxes or royalties.

Payment. Within thirty (30) days of receipt of a valid Order from a Qualified Referral, the Receiving Party will notify the Referring Party thereof. The Referring Party shall promptly submit an invoice to the Receiving Party for the Referral Fee associated with the Order. Payments of the Referral Fee shall be made to the Referring Party by the Receiving Party on a monthly basis, starting within thirty (30) days of the later of the receipt by the Receiving Party of the (i) applicable invoice or (ii) the applicable Net Revenue. For the avoidance of doubt, no Referral Fee shall be due the Referring Party unless and until the transaction on which such Referral Fee is based has actually been agreed to in writing by the Receiving Party, the Referring Party has submitted an invoice to the Receiving Party, and the Receiving Party has recognized the Net Revenue upon which the Referral Fee is based.

4. Requirements and Restrictions

Marketing Materials. Each party agrees to provide to the other party a reasonable quantity of promotional, marketing and training materials to assist in the promotion of such party’s Products and Services, which materials may not be altered without such party’s prior written consent.

No Representations or Warranties. Neither party shall make any representations or warranties to any third party concerning the Products or Services of the other party. Each party hereby agrees to indemnify, defend and hold the other party harmless from and against any claims against the other party arising out of a breach of this Section 4 .2 by such indemnifying party.

Display of Name. Each party agrees that the other party may display its name on the other party’s website under the affiliate category.

No Right to Resell. Neither party acquires any right to sell the Products or Services of the other party under this Agreement.

Discretionary Sales Support. The Referring Party shall not receive any sales support from the Receiving Party under this Agreement, except at the sole discretion of the Receiving Party.

Cross-links. Company will create a landing page on its Website with links to Talend’s open source software download page on www.Talend.com . Talen d will create a landing page on its Website with links to Company’s open source software download page on www.Bonitasoft.com.

5. Term and Termination

Term. This Agreement will remain in effect for a period of twelve (12) months from the Effective Date, unless terminated earlier as provided herein.

Termination. Either party may terminate this Agreement at any time with or without cause upon 30 days’ written notice to the other party.

Effect of Termination. Upon termination or expiration of this Agreement, each party will stop using any and all Confidential Information of the other party, and any other information or materials provided to it by the other party, and each party will either destroy or deliver the same to the other party within fifteen (15) days after the date of such termination or expiration.

Survival. All payment obligations under Section 3, plus Sections 5.3, 5.4, 6, 7, 8, 9 and 10 shall survive any termination or expiration of this Agreement.

6. Confidentiality

Confidential Information. Both parties acknowledge that, in the course of performing this Agreement, they may obtain information relating to Products and/or Services of the other party, or relating to the parties themselves, which is of a confidential and proprietary nature (“Confidential Information”). Confidential Information includes, software, documentation, and all communications concerning business and marketing strategies including but not limited to employee and customer lists, customer profiles, project plans, design documents, product strategies and pricing data, research, advertising plans, leads and sources of supply, development activities, design and coding, technical drawings, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or n o t), schematics and other technical plans and other information of the parties which by its nature can be reasonably expected to be proprietary and confidential, whether it is presented in oral, printed, written, graphic or photographic or other tangible form (including information received, stored or transmitted electronically) even though

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specific designation as Confidential Information has not been made.

Non-use and Non-disclosure. The parties shall at all times, both during the Term of this Agreement and thereafter keep in trust and confidence all Confidential Information of the other party and shall not use such Confidential Information other than as necessary to carry out its duties under this Agreement, nor shall either party disclose any such Confidential Information to third parties without the other party’s prior written consent.

Non-Applicability. The obligations of confidentiality shall not apply to information which (i) has entered the public domain except where such entry is the result of a party’s breach of this Agreement; (ii) prior to disclosure hereunder was already in the receiving party’s possession without restriction; (iii) subsequent to disclosure hereunder is obtained by the receiving party on a non-confidential basis from a third party who has the right to disclose such information; or (iv) was developed by the receiving party without use of the Confidential Information. In addition, nothing in this Section 6 shall be deemed to prevent a party from disclosing information as required by law, regulation or a court order.

Terms of this Agreement. Except as required by law or governmental regulation, neither party shall disclose, advertise, or publish the terms and conditions of this Agreement without the prior written consent of the other party, except that either party may disclose the terms of this Agreement to potential acquirers, accountants, attorneys and parent organizations pursuant to the terms of a non-disclosure or confidentiality agreement, or to potential investors.

Disclosure Required by Law. Notwithstanding anything to the contrary herein, each party may comply with an order from a court or other governmental body of competent jurisdiction and disclose the other party’s Confidential Information in compliance with that order only if such party: (i) gives the other party prior notice to such disclosure if the time between that order and such disclosure reasonably permits or, if time does not permit, gives the other party notice of such disclosure promptly after complying with that order and (ii) fully cooperates with the other party, at the other party’s cost and expense, in seeking a protective order, confidential treatment, or taking other measures to oppose or limit such disclosure. Each party must not release any more of the other party’s Confidential Information than is reasonably necessary to comply with an applicable order.

7. Warranty Disclaimer

ALL INFORMATION AND MATERIALS PROVIDED HEREUNDER ARE PROVIDED “AS IS”. EACH PARTY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES AND REPRESENTATIONS, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO ANY ABD ALL MATERIALS AND INFORMATION PROVIDED HERE UNDER.

8. Indemnification

Each party (“Indemnitor”) shall indemnify, defend and hold the other party and its directors, officers, employees, agents and independent contractors (“Indemnitee”) harmless from and against, any and all suits, actions and proceedings, claims, liabilities, losses, damages, expenses (including attorneys’ fees) and costs (collectively, “Claims”), made against an Indemnitee by a third party for personal injury or tangible property damage to the extent arising solely from: (i) any gross negligence or reckless act, or any intentional misconduct of the Indemnitor, or its directors, officers, employees, agents or independent contractors in the performance of this Agreement; or (ii) any violation of any laws, statutes or governmental regulation. The indemnification obligations of the parties in this Section 9 are contingent upon: (1) the Indemnitee promptly notifying the Indemnitor in writing of any claim which may give rise to a Claim for indemnification hereunder; (2) the Indemnitor being allowed to control the defense and settlement of such Claim; and (3) the Indemnitee cooperating with all reasonable requests of the Indemnitor (at Indemnitor’s expense) in defending or settling a Claim. The Indemnitee shall have the right, at its option and expense, to participate in the defense of any suit or proceeding through a counsel of its own choosing.

9. Limitation of Liability

EXCEPT WITH RESPECT TO THE BREACH OF THE PARTIES’ RESPECTIVE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 7 OF THIS AGREEMENT, UNDER NO

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CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THIS AGREEMENT. EXCEPT WITH RESPECT TO THE BREACH OF THE PARTIES’ RESPECTIVE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 7 OF THIS AGREEMENT, AND WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES UNDER SECTIONS 4 .2 AND 8 OF THIS AGREEMENT AND THE REFERRAL FEES OWED UNDER SECTION 4 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY’S TOITAL LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT OF FIFTY THOUSAND DOLLARS ($ 50 ,0 0 0 ).

10. Miscellaneous

Assignment. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, provided that no consent shall be required to assign this Agreement in its entirety to a successor in interest in connection with a merger, acquisition, or sale of all or substantially all of the assigning party’s assets. Any assignment in violation of this Section 10.1 shall be void ab initio and of no effect. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and assigns.

Fees. In any judicial proceeding between the parties arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all reasonable expenses incurred as a result of the proceeding, including reasonable attorneys’ fees.

Force Majeure. Neither party will be liable for, or be considered to be in breach of or default under this Agreement, other than monetary obligations, as a result of any cause or condition beyond such party’s reasonable control.

Governing Law. This Agreement will be governed by the laws of the State of California, without regard to its conflict of laws principles. This Agreement shall not be governed by the 1980 UN Convention on Contracts for the International Sale of Goods. All suits hereunder will be brought solely in Federal Court for the Northern District of California, or if that court lacks subject matter jurisdiction, in any California State Court located in San Mateo County. The parties hereby irrevocably waive any and all claims and defenses either might otherwise have in any such action or proceeding in any of such courts based upon any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar claim or defense. A breach by either party of Section 6 may cause irreparable harm for which the non-breaching party shall be entitled to seek injunctive relief. If any provision(s) hereof is held unenforceable, this Agreement will continue without said provision and be interpreted to reflect the original intent of the parties.

Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding to the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

Notices. Any notice or other communication under this Agreement given by either party to the other will be deemed to be properly given if given in writing and delivered in person or facsimile, if acknowledged received by return facsimile or followed within one day by a delivered or mailed copy of such notice, or if mailed, properly addressed and stamped with the required postage, to the intended recipient at its address specified below the signatures on this Agreement. Either party may from time to time change its address for notices under this Section by giving the other party notice of the change in accordance with this Section 10.6.

Non-waiver. Any failure of either party to insist upon or enforce performance by the other party of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be interpreted or construed as a waiver or relinquishment of such party’s right to assert or rely upon such provision, right or remedy in that or any other instance.

Status of Parties. The parties to this Agreement are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between Talen d and Company. Nothing herein shall be construed as implying that employees of either party are employees of the other party. Neither party shall have

4

the right to act on behalf of or contractually bind the other party.

Entire Agreement. This Agreement is the entire agreement between the parties with respect to its subject matter, and supersedes all prior agreements, negotiations, representations, and proposals, written or oral, related to its subject matter. Its terms cannot be modified, supplemented or rescinded except by an agreement in writing signed by both parties.

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In Witness Whereof, the parties have caused this Agreement to be executed by an authorized representative as of the date set forth below.

FOR AND ON BEHALF OF TALEND, INC	FOR AND ON BEHALF OF CUSTOMER:

/s/ Nicholas C. White	/s/ Miguel Valdes Faura
Signature	Signature

Nicholas C White	Miguel Valdes Faura
Printed Name	Printed Name

CFO	CEO
Title	Title

Oct 10, 2011	Oct 10, 2011

Confidential

Bonitasoft Software License and Support Agreement (“SLSA”)

6

bonitasolt BonitaSoft 51 Federal Street, Suite 305 San Francisco, CA 94107 httpIlwww.bonitasoft com open 'fW' proce5SeS ATTACHMENT 1 OPPORTUNITY REGISTRATION APPLICATION (A separate form is required for each referral) Submitti!d By (Nam<>'Titi<J Ri!f<nal Acoount lnforma<icn. Company Ciry Zip Couoay Pboa. Key Coo""''(Nam._Till<) Pboa< . coH: l:>I.V t N\$ S. lgnature. s"'"De"""" (ac' 10. 21l1'J Email: sdevens@talend.com Title: Vice President Company: talend Confidential Bonitasoft Software License and Support Agreement ("SLSA'') Page 7 /30

ATTACHMENT 1

OPPORTUNITY REGISTRATION APPLICATION

(A separate form is required for each referral)

Submitted By (Name/Title)

Referral Account Information:

Company

Address

City State Zip Country

Key Contact (Name/Title) Phone

Key Contact (Name/Title) Phone

Services Requirements

Signature: Scott Devens
Scott Devens (Oct 10, 2011)

Email: sdevens@talend.com

Title: Vice President

Company: talend

Confidential